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Exhibit 10.28

                         AMERITRADE HOLDING CORPORATION
                          1996 DIRECTORS INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT, made and entered into as of _____________ (the "Award Date") by and between Ameritrade Holding Corporation (the "Company") and _____________ (the "Director");

                                WITNESSETH THAT:


         WHEREAS, the Company maintains the Ameritrade Holding Corporation 1996 Directors Incentive Plan (the "Plan");

         WHEREAS the Director is a Non-Employee Director of the Company (as defined in the Plan) whose first term began on _____________;

         WHEREAS, pursuant to the terms of the Plan, each Non-Employee Director is to be awarded shares of the Company's common stock ("Stock") upon his election to the Board of Directors of the Company (the "Board") for his first term, which Stock is subject to certain vesting conditions and the purpose of this Agreement is to evidence that award;

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

         1. Award. This Agreement evidences the award to the Director, pursuant to the terms of the Plan, of ______ shares of Stock. The award of Stock is subject in all respects to the terms of this Agreement and the Plan.

         2. Earning of Shares. The shares of Stock subject to this Agreement shall be earned (or vested) in three substantially equal annual installments beginning on the first anniversary of the Award Date. Prior to the date on which a share is earned, the Director shall have no rights as a shareholder with respect to such share and such share may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered; provided, however, that beginning on the Award Date, the Director shall have the right to vote the shares of Stock subject to the award.

         3. Forfeitures. Notwithstanding any other provision of this Agreement, the Director shall forfeit, and thereafter shall have no further rights with respect to, any share which is not earned (or vested) as of the date on which the directors' service as a director ceases for any reason.

         4. Nontransferability. The shares of Stock subject to this Agreement shall not be transferable except by will or the laws of descent and distribution unless and until such shares are earned by the Director in accordance with this Agreement.

         5. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee (other than the Director) and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.


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         6. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Director from the office of the Secretary of the Company.

         7. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Director.

         8. Director and Shareholder Status. This Agreement does not constitute a contract of continued service and does not give the Director the right to be retained as a director of the Company. Except as specifically provided in paragraph 2, this Agreement does not confer upon the Director or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock hereunder.

         9. Amendment. This Agreement may be amended by written agreement of the Director and the Company, subject to the consent of the Committee, without the consent of any other person.

         10. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

         IN WITNESS WHEREOF, the Director has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written.

                                                 -------------------------------
                                                       DIRECTOR

                                                 AMERITRADE HOLDING CORPORATION

                                                 By
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                                                 Its
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